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                                                                   Exhibit 10.12



                                OPTION AGREEMENT


THIS OPTION AGREEMENT is made the 5th day of July 1999 BETWEEN FINGLAS TECHNOLOGIES LIMITED whose registered office is situated at McKee Avenue, Finglas Dublin 11 (hereinafter "Finglas" which expression shall include its successors, administrators and permitted assigns) a Company organised and existing under the Laws of Ireland of the One Part AND CENTURION INTERNATIONAL, INC. having its principal office at 3425 North 44th Street, Lincoln, NE 68504, U.S.A. (hereinafter "Centurion"which expression shall include its successors, administrators and permitted assigns) a Company organised and existing under the laws of Nebraska of the Other Part,

WITNESSETH:

1. Finglas hereby grants to Centurion the option exercisable at any time after the 1st January 2003 to buy the interest of Finglas in the Patents specified in the Schedule hereto subject to a Licence Agreement in favour of Centurion International Limited for the price or sum of IR pound sterling 1 subject to Centurion discharging any amount which may be owing to Finglas at the time of exercise of the option in respect of Licence fees or otherwise by any subsidiary or of Centurion or any of their permitted assigns.

2.1 The said Option is exercisable by one months notice in writing from Centurion to Finglas at any time after the 1st January 2003 and shall be sent by first class mail or air mail or by fax to the address of Finglas as set out at the head of this Agreement or to such other address or fax number as Finglas may from time to time notify to Centurion.

2.2 The said Option shall be immediately exercisable in the event of Finglas admitting in writing its insolvency or in the event of proceedings being taken to appoint a receiver, examiner or liquidator over any or all of the assets or undertaking of Finglas and shall be binding upon any such receiver, examiner or liquidator.

3. Finglas agrees to execute such formal Assignments of the Patents at any time after the exercise of the Option as may be necessary or appropriate for registration with Patent Offices and other relevant authorities.

4. The validity construction and performance of this Agreement shall be governed by the Law of the Republic of Ireland and shall be subject to the exclusive jurisdiction of the Irish Courts.

5. Finglas agrees not to assign or encumber the Patents prior to the exercise of the Option without the consent of Centurion.

6. Finglas warrants (a) that it has full title to the Patents; and (b) that to the actual knowledge of Finglas, Finglas has not interfered with, infringed upon, misappropriated or
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         otherwise come into conflict with the proprietary rights of any third parties in relation to the Patents.

7.       Arbitration Procedure

         a) Except as otherwise expressly provided herein, all claims or controversies between the parties (or their permitted assignees) arising out of or related to this Agreement shall be finally determined by arbitration in accordance with the rules in affect from time to time of the Chartered Institute of Arbitrators in Ireland by one Arbitrator (selected in default of Agreement between the parties by the President for the time being of the Law Society of Ireland) who is knowledgable concerning the Law governing the dispute and such Arbitration shall constitute an Arbitration for the purposes of the Arbitration Acts 1954 to 1980.

         b) The arbitration shall take place in Dublin, Ireland and the Language of the arbitration shall be English.

         c) The arbitrator shall be empowered to permit reasonable discovery and shall have the authority to award all forms of relief determined to be just and equitable. Any arbitral award rendered pursuant to this clause shall be final and binding on Buyer and Seller and may be enforced in any court of competent jurisdiction. For this and any other purpose, each of Buyer and Seller (i) waives any bond, surety or other security that might be required of any other party with respect thereto, and
                  (ii) agrees that any part may make service on any other Party by sending or delivery a copy of the process to such Party at the address and in the manner provided for the giving of notices in Section 8 below or in any other manner permitted by law.

         d) In all instances of arbitration, the costs of arbitration shall be borne by the unsuccessful party, except in the event that determination of success is not clear- cut, in which case the costs of arbitration shall be allocated by the arbitrator, having due regard for the nature of the dispute, the contentions of the parties and his or her decision on the merits of the dispute.

8.       Notices

         All notices, demands, and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, mailed by first class mail or recorded post or delivered by express courier service or telecopied. Notices, demands and communications will, unless another address is specified in writing, be sent to the address indicated above in the case of Licensee for the attention of Gary Kuck and in the case of Finglas for the attention of Peter Crowley,
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                                   SCHEDULE I
                                   The Patents

PRODUCT TYPE             JURISDICTION     PATENT No.      APPLICATION No.
Plated Helix (II)        U.K.             N/A                 C766.00/S
Top Loading Cylinder     Ireland          566918              (S950767)

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorised representatives the day and year first herein written.


SIGNED for and on behalf of
FINGLAS TECHNOLOGIES LTD.                        /s/ James A. Boyle
by
in the presence of: Michael J. McGinley          /s/ Michael J. McGinley







SIGNED for and on behalf of
CENTURION by                                     /s/ Robert H. Getz
in the presence of:                              /s/ V. Stoiljkovic